CONSUMER DIRECT OF AMERICA

6330 Sandhill Road

Las Vegas, Nevada 89107

SOLICITATION OF CONSENTS

TO THE STOCKHOLDERS OF CONSUMER DIRECT OF AMERICA:

            The Board of Directors of Consumer Direct of America (the "Company") requests your consent in writing, without a meeting, to the following proposal:

            1.            To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to be issued to 200,000,000 shares.

            No meeting of stockholders will be held in connection with this Consent Solicitation because this Consent Solicitation is in lieu of a special meeting of stockholders.  The attached Consent Solicitation Statement is provided to you pursuant to Rule 14a-3 under the Securities Exchange Act of 1934.  Please read the Consent Solicitation Statement thoroughly.  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL.

            Only holders of record of common stock of the Company as of the close of business on March 31, 2006 (the "Record Date") are entitled to receive the accompanying Consent Solicitation Statement and Consent and to consent to the proposal.  Each stockholder is urged to sign, date, and mail the accompanying Consent as promptly as possible in the enclosed self-addressed envelope.

                                                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                                        Michael A. Barron

                                                                        Chief Executive Officer

March 31, 2006

Las Vegas, Nevada

Your Consent is Important to Us

It is important that all of your shares are represented.  To ensure that your consent is counted, please complete, sign and date the enclosed consent as promptly as possible and mail it in the enclosed envelope.  You may revoke in writing any consent that you give at any time before the consent is used by the Company.  If you have any questions, please contact Michael Barron, Chief Executive Officer, at (702) 868-7922.

THIS CONSENT SOLICITATION STATEMENT IS BEING PROVIDED TO YOU BY THE MANAGEMENT OF THE COMPANY

CONSUMER DIRECT OF AMERICA

6330 Sandhill Road

Las Vegas, Nevada 89107

CONSENT SOLICITATION STATEMENT

            The Board of Directors of Consumer Direct of America (the "Company") hereby requests consent from the holders of the Company's common stock.  Please indicate your consent by SIGNING, DATING and MAILING the enclosed consent ("Consent") using the enclosed envelope.

            This Consent Solicitation Statement and the accompanying form of Consent are first being mailed on or about _________, 2006 to holders of record of common stock as of the close of business on March 31, 2006 (the "Record Date").

            Requests for information regarding this Consent Solicitation Statement may be directed to the attention of Joseph Cosio-Barron, Vice President and General Counsel, at (702) 851-5607 or delivered in writing to the Company at its principal executive office located at 6330 Sandhill Road, Las Vegas, Nevada 89107.

            As part of this Consent Solicitation Statement, the Board of Directors of the Company asks the holders of record to consider and approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 100,000,000 shares to 200,000,000 shares.  To be approved, Proposal 1 requires the consent of persons holding not less than a majority of the issued and outstanding common stock on the Record Date.

SOLICITATION, VOTING AND REVOCABILITY OF CONSENTS

            As of the Record Date, the Company had 96,407,839 shares of common stock issued and outstanding.  Only holders of record of common stock as of the close of business on the Record Date are entitled to consent to the proposal.  Each share of common stock is entitled to one vote.  The shares of common stock for which properly executed Consents in the accompanying form are received will, if no contrary instruction is received, be deemed submitted FOR the proposal.

            Each consent must have a dated signature of each stockholder who signs the consent.  An undated consent cannot be counted.  In additional, none of the Consents will be effective to approve the proposal unless Consents from holders of record on the Record Date owning the minimum number of shares required to approve such proposal have been received within the 60-day period following the first dated Consent which is received with respect to such proposal (the "Consent Solicitation Period").

            Any Consent given pursuant to this solicitation is considered revocable by the person giving it at any time before it is used by the Company.  If, prior to the earlier of the date on which the Company has received Consents from persons holding the minimum number of shares of common stock required to approve the proposals or the end of the Consent Solicitation Period, the Company receives a written notice of revocation of a Consent or receives a duly executed Consent bearing a later date, any earlier dated consent will be revoked.

      The Company will bear the cost of the solicitation of Consents by the Board of Directors. The Company may use the services of its executive officers and directors to solicit consents from stockholders in person and by mail, telephone and facsimile.  Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send Consents, Consent Solicitation Statements and other material to the beneficial owners of the Company's common stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE NUMBER OF SHARES OF COMMON STOCK

AUTHORIZED FOR ISSUANCE FROM 100,000,000 SHARES

TO 200,000,000 SHARES (Proposal 1)

            Under our Articles of Incorporation, as amended, there are 100,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock authorized for issuance.  The Board of Directors has unanimously authorized and approved a amendment to our Articles of Incorporation to increase the number of shares of Common Stock authorized from 100,000,000 shares to 200,000,000 shares.  Subject to shareholder approval, Article 4 of our Articles of Incorporation will be amended to read as follows and will be filed with the Nevada Secretary of State:

            "4.  Authorized Shares:

            The aggregate number of shares which the corporation shall have authority to issue shall consist of 200,000,000 shares of Common Stock having a $.0.001 par value, and 15,000,000 shares of Preferred Stock having a $0.001 par value.  The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by shareholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.  The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

            As of the Record Date, a total of  96,407,839  shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding.  The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.

            The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes.

            If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.  Holders of our Common Stock as such have no statutory preemptive rights with respect to issuances of Common Stock.

            Approval to amend the Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance requires, under the Nevada Corporation Law ("NCL"), the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company.  The Company has no class of voting stock outstanding other than the Common Stock.

            Section 78.320 of the NCL provides generally that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents, setting forth in writing the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a meeting of stockholders.  Under the applicable provisions of the NCL, the proposed amendment is authorized when written consents from holders of record of a majority of the outstanding shares of voting stock on the Record Date are signed and delivered to the Company.  Withholding of consents, abstentions, and broker non-votes all have the effect of a vote against the proposed charter amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE "FOR" PROPOSAL 1

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 2006 by (a) each of the Company's directors and executive officers, (b) all of the Company's directors and executive officers as a group and (c) each person known by the Company to be the beneficial owner of more than five percent of its outstanding common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Owned	Percent of Common Stock Owned
Michael A. Barron (President, Chief Executive Officer and director)	7,484,918 (1)	12.88%
Lee Shorey (Chief Financial Officer and director)	67,000(2)	.001%

All officers and directors as a group (___ persons)	7,551,918	12.89%

IF YOU HAVE ANY QUESTIONS REGARDING THIS CONSENT SOLICIATION STATEMENT AND/OR THE PROPOSAL, PLEASE CONTACT:

Michael Barron

Chief executive Officer

Consumer Direct of America

6330 Sandhill Road

Las Vegas, Nevada 89107

(702) 868-7922

CONSUMER DIRECT OF AMERICA

6330 Sandhill Road

Las Vegas, Nevada 89107

CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONSUMER DIRECT OF AMERICA

            The undersigned stockholder of Consumer Direct of America (the "Company") hereby consents, pursuant to Section 78.320 of the Nevada Corporation Law, with respect to all shares of common stock, par value $.001 per share, of the Company held by the undersigned, to the following action without a meeting, without prior notice and without a vote.

Proposal (1):            To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to be issued to 200,000,000 shares..

            CONSENT______            CONSENT WITHHELD______            ABSTAIN_____

If no space is marked above with respect to Proposal 1, the undersigned will be deemed to consent to such proposal.

            PLEASE SIGN, DATE AND RETURN THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.  JOINT OWNERS SHOULD EACH SIGN PERSONALLY.  IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INCLUDE YOUR FULL TITLE.  CORPORATE CONSENTS MUST BE SIGNED BY AN AUTHORIZED OFFICER.

Date:                                                                            , 2006

            (Date is Mandatory for all Consents)

            (Printed Name of Stockholder)

            (Signature of Stockholder)

            (Signature of Stockholder, if held jointly)